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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of our report dated February 14, 2012 (July 24, 2012 as to the changes in the accounting policies described in Note 2 and the effects of discontinued operations as described in Note 5), with respect to the consolidated financial statements and financial statement schedules of HCP, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Accounting Standards Update No. 2011-05, Presentation of Comprehensive Income), appearing in this Current Report on Form 8-K dated July 24, 2012:

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  Form S-3ASR, File No. 333-161721, related to the unlimited shelf registration of common stock, preferred stock, depository shares, debt securities, warrants or other rights, stock purchase contracts and units;

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  Form S-8, File No. 333-161720, related to the registration of additional securities related to the 2006 Performance Incentive Plan;

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  Form S-8, File No. 333-90353, related to the American Health Properties, Inc. 1994 Stock Incentive Plan, American Health Properties, Inc. Nonqualified Stock Option Plan For Nonemployee Directors, American Health Properties, Inc. 1990 Stock Incentive Plan and American Health Properties, Inc. 1988 Stock Option Plan;

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  Form S-8, File No. 333-54784, related to the 2000 Stock Incentive Plan;

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  Form S-8, File No. 333-54786, related to the Amended Stock Incentive Plan, the Second Amended and Restated Stock Incentive Plan and the Second Amended and Restated Directors Stock Incentive Plan;

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  Form S-8, File No. 333-135679, related to the Health Care Property Investors, Inc. 2006 Performance Incentive Plan;

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  Form S-3. File No. 333-99067, related to the registration of 1,477,786 shares of common stock (as adjusted to reflect HCP, Inc.'s two-for-one stock split on March 2, 2004) to be issued and resold upon conversion of non-managing member interests in HCPI/Utah II, LLC;

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  Form S-3, File No. 333-99063, related to the registration of 320,052 shares of common stock (as adjusted to reflect HCP, Inc.'s two-for-one stock split on March 2, 2004) to be issued and resold upon conversion of non-managing member interests in HCPI/Utah, LLC;

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  Form S-3, File No. 333-95487, related to the registration of 1,186,494 shares of common stock (as adjusted to reflect HCP, Inc.'s two-for-one stock split on March 2, 2004) to be issued and resold upon conversion of non-managing member interests in HCPI/Utah, LLC;

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  Form S-3, File No. 333-122456, related to the registration of 554,890 shares of common stock to be issued and resold upon conversion of non-managing member interests in HCPI/Utah II, LLC;

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  Form S-3, File No. 333-119469, related to the registration of 2,129,078 shares of common stock to be issued and resold upon conversion of non-managing member interests in HCPI/Tennessee, LLC; and

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  Form S-3, File No. 333-124922, related to the registration of 53,602 shares of common stock to be resold upon conversion of non-managing member interests in HCPI/Utah, LLC.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
July 24, 2012

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm